UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
May 2, 2018

CITY HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-11733

West Virginia	55-0619957
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

25 Gatewater Road, Cross Lanes, WV 25313
(Address of Principal Executive Offices, Including Zip Code)

304-769-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07    Submission of Matters to a Vote of Security Holders

At the City Holding Company (the Corporation) Annual Meeting of Shareholders held on May 2, 2018 in Lexington, VA, the shareholders approved the matters described in the Corporation’s definitive proxy statement filed with the Securities and Exchange Commission on April 2, 2018. The Corporation’s Board of Directors fixed the close of business on March 16, 2018, as the record date for the determination of shareholders entitled to notice and vote at the Annual Meeting. As of March 16, 2018, there were 15,630,648 issued and outstanding shares of Common Stock (exclusive of 3,430,900 shares held as treasury stock which were not voted). A total of 12,995,468 shares of common stock were voted at the annual meeting, either in person or by proxy. There were a total of 2,022,857 broker non-votes.

Following below is a summary of the voting results for each matter presented to the shareholders:

1.	The election of four Class I Directors each for a three-year term expiring in:

	Class	For	Against	Abstain	Broker Non-Vote

John R. Elliot	I	10,232,147	700,131	40,333	2,022,857
J. Thomas Jones	I	10,830,660	83,693	58,258	2,022,857
James L. Rossi	I	10,276,234	654,882	41,495	2,022,857
Diane W. Strong-Treister	I	10,737,932	183,042	51,637	2,022,857

2.	The ratification of Ernst & Young, LLP as the Corporation’s independent registered public accounting firm for 2018:

For	Against	Abstain	Broker Non-Vote

12,800,142	156,255	39,071	0

3.	The approval of a non-binding advisory proposal on the compensation of the Named Executive Officers:

For	Against	Abstain	Broker Non-Vote

10,506,544	328,310	137,757	2,022,857

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated: May 4, 2018	City Holding Company

By:	/s/ David L. Bumgarner
David L. Bumgarner
Chief Financial Officer